Exhibit 99.1

AEGION CORPORATION REPORTS 2015 THIRD QUARTER FINANCIAL RESULTS

•
Adjusted third quarter 2015 earnings per diluted share from continuing operations were $0.44 compared to $0.43 in the third quarter of 2014. On a GAAP basis, third quarter 2015 earnings per diluted share from continuing operations were $0.40 compared to a loss of $0.45 in the third quarter of 2014.

•	Consolidated cash and cash equivalents at September 30, 2015 were $167.6 million, a $51.6 million increase from September 30, 2014.

•
On October 30, 2015, Aegion amended and restated its $650 million credit facility, which extends the facility two years through October 2020 and provides increased financial flexibility to support acquisitions and share repurchases.

•
Consolidated contract backlog at September 30, 2015 was $746.1 million, a decline of less than one percent compared to $751.9 million at September 30, 2014 despite more difficult market conditions within the energy sector and a $20 million currency translation impact from the strong United States dollar.

•
Aegion Corporation through its subsidiary, The Bayou Companies, LLC, has been selected by Shell Offshore, Inc. for the pipe coating and insulation of the Appomattox project, the scope of which will be executed at the New Iberia, Louisiana location.

•	Third quarter 2015 pre-tax benefits from the October 2014 restructuring were approximately $2.2 million, or $0.04 per diluted share, at the high end of expectations.

•
Strengthening of the United States dollar against various international currencies negatively impacted consolidated third quarter 2015 revenues by $15.2 million and operating income by $1.8 million (pre-tax), or $0.04 per diluted share, compared to the third quarter of 2014.

St. Louis, MO - November 2, 2015 - Aegion Corporation (Nasdaq Global Select Market: AEGN) today reported GAAP earnings from continuing operations of $14.8 million, or $0.40 per diluted share, compared to loss of $16.9 million, or $0.45 per diluted share, in the third quarter of 2014 when Aegion initiated its strategic realignment and restructuring plan. Adjusted earnings from continuing operations were $16.2 million, or $0.44 per diluted share, compared to $16.1 million, or $0.43 per diluted share, in the prior year quarter. Adjusted earnings is defined as GAAP results excluding restructuring and acquisition-related expenses (non-GAAP).

For the first nine months of 2015, reported GAAP earnings from continuing operations were $24.8 million, or $0.67 per diluted share, compared to $0.4 million, or $0.01 per diluted share, in the prior year period. Adjusted earnings from continuing operations were $34.1 million, or $0.92 per diluted share, compared to $33.9 million, or $0.89 per diluted share, for the first nine months of 2014. Adjusted earnings over the first nine months of 2015 and 2014 is defined as GAAP results excluding restructuring and acquisition-related expenses in both periods and a loss on the sale of Bayou Coatings during 2014 (non-GAAP). A complete reconciliation to all comparable GAAP measures is found later in this release.

Charles R. Gordon, Aegion’s President and Chief Executive Officer, commented, “We are pleased with our third quarter 2015 performance, which resulted from strong execution across the Company. One of the benefits of our 2014 realignment and restructuring is a much improved financial position, evidenced by significantly improved operating cash flow during the first nine months of 2015 and elevated cash balances at September 30, 2015. The amended and restated $650 million bank credit facility we announce today gives us greater financial flexibility to pursue our strategic initiatives, including acquisitions and share repurchases, as well as the ability to lock-in current favorable interest rates on a substantial portion of our debt for another five years.

“Consolidated backlog entering the fourth quarter continued to be at an attractive level. Infrastructure Solutions is expected to conclude 2015 with record revenues and profits. Energy Services’ downstream business expects record refinery maintenance billable hours in the fourth quarter, which should contribute to full-year revenue and profit growth. However, there continues to be margin pressure and project delays in the upstream and midstream energy markets. While the fourth quarter of 2015 promises to be solid, we expect the quarter's financial performance to come in well below last year due to a stronger US dollar, lower pipe lining and coating backlog in Canada, and the usual seasonal uncertainty of early winter weather.

“We are in the early phases of assessing Aegion's outlook for 2016. At this point, we believe market conditions indicate another favorable year for Infrastructure Solutions. The Energy Services platform has the potential to balance anticipated downstream and upstream market conditions. Corrosion Protection should benefit from increased investments in the North American midstream pipeline market. However, it is apparent 2016 will result in a second year of lower spending for upstream capital investment and maintenance, which will continue to affect portions of Corrosion Protection and Energy Services. Being selected to provide the pipe coating and insulation for the Shell Appomattox deepwater project is a significant opportunity, which has the potential to largely offset the anticipated challenges in the upstream market. The coming months will give us greater clarity as we continue discussions with our energy-related customers and work to finalize the Appomattox contract.

“The management team has been and will remain focused on improving execution, maintaining a robust balance sheet and translating earnings to cash. We will continue to position Aegion for future growth by executing strategic decisions based on our assessment of market realities. We have crossed a significant milepost by substantially completing our 2014 realignment and restructuring plan. I am very satisfied with the benefits to date as the plan successfully achieved our original objectives. Since inception of the plan in the third quarter 2014, we have recognized expected permanent annual savings of $10.8 million, or $0.20 per diluted share, which is at the upper end of our original annual savings range and which nearly covers the current one-time pre-tax cash costs of $11.4 million.”

CONTRACT BACKLOG
(Unaudited, in millions)
The following table sets forth consolidated backlog by segment (in millions):

	September 30, 2015	June 30, 2015	December 31, 2014	September 30, 2014
Infrastructure Solutions (1)	$348.0	$362.9	$337.5	$332.2
Corrosion Protection	185.0	173.4	176.0	200.4
Energy Services (2)	213.1	224.0	244.5	219.3
Total backlog	$746.1	$760.3	$758.0	$751.9
_________________________________

(1)	September 30, 2015, June 30, 2015, December 31, 2014 and September 30, 2014 included backlog from restructured entities of $2.3 million, $3.3 million, $3.7 million and $6.8 million, respectively.

(2)
Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts. If the remaining term of these arrangements exceeds 12 months, the unrecognized revenues attributable to such arrangements included in backlog are limited to only the next 12 months of expected revenues.

New Credit Facility

On October 30, 2015, the Company entered into an amended and restated $650 million senior secured credit facility (the “New Credit Facility”) with a syndicate of banks. Bank of America, N.A. served as the sole administrative agent. JP Morgan Chase Bank, N.A. and U.S. Bank National Association acted as co-syndication agents.

David A. Martin, Aegion’s Executive Vice President and Chief Financial Officer, commented, “We believe this is the appropriate time to take advantage of the current low interest rate environment and secure a credit facility for the next five years that will give us additional flexibility to execute our long-term strategy through selective investments and acquisitions, as well as the ability to repurchase shares as a means to return cash to stockholders. We appreciate the strong relationships we have with our banking partners and their continued support as we put this important building block in place.”

The New Credit Facility consists of a $300 million five-year revolving line of credit and a $350 million five-year term loan facility. The New Credit Facility replaced the Company’s $650 million credit facility entered into on July 1, 2013 (the “Old Credit Facility”). The Company drew the entire term loan from the New Credit Facility on October 30, 2015 to (i) retire $344.7 million in indebtedness outstanding under the Old Credit Facility, (ii) fund transaction expenses associated with the New Credit Facility and (iii) for other corporate purposes.

The New Credit Facility extends the maturity of the facility from July 2018 to October 2020, and also provides the Company increased flexibility for, among other things, acquisitions, investments and stock repurchases. For 2016, the annual share repurchase authorization has been increased to $40 million (compared to $20 million under the Old Credit Facility), while the Company’s leverage ratio is above 2.5 to 1. In addition, the Company now has authority to repurchase up to $20 million of shares beginning in the fourth quarter 2015.

Generally, interest will be charged on the principal amounts outstanding under the New Credit Facility at the British Bankers Association LIBOR rate plus an applicable rate ranging from 1.25% to 2.25% depending on the Company’s consolidated leverage ratio. The Company can also opt for an interest rate equal to a base rate (as defined in the credit documents) plus an applicable rate, which also is based on the Company’s consolidated leverage ratio. The applicable one month LIBOR borrowing rate (LIBOR plus Company’s applicable rate) as of October 30, 2015 was 2.19 percent, similar to the Old Credit Facility. The Company has entered into an interest rate swap arrangement to fix the interest rate on $262.5 million, or 75 percent, of the term loan through maturity. The annualized borrowing rate of the swap at closing was 3.46 percent.

The New Credit Facility includes a provision permitting the Company to increase either the revolving credit line or the term loan with additional commitments of up to $250 million from either the existing lending banks or other financial institutions. The New Credit Facility is subject to certain financial covenants, similar to the Old Credit Facility, including a consolidated financial leverage ratio and consolidated fixed charge coverage ratio.

Realignment and Restructuring Plan

On October 6, 2014, Aegion announced a realignment and restructuring plan (“2014 Restructuring”) to exit low-return CIPP contracting markets and reduce the size and cost of the Company’s overhead structure, with the objective of improving gross margins and profitability over the long term.

In 2014, pre-tax charges were $49.5 million ($36.2 million after-tax, or $0.95 per diluted share). During the first nine months of 2015, the Company recorded pre-tax charges of $10.7 million ($8.8 million after-tax), or $0.24 per diluted share, related to the loss on the sale of Insituform’s contracting business in France, severance, retention and other cash items related to the shutdown of contracting operations in Hong Kong, Singapore and Malaysia and the combination of Fyfe/Fibrwrap with Insituform. Pre-tax cash charges were $5.7 million during this period.

A pre-tax charge of $1.5 million ($1.2 million after-tax or $0.03 per diluted share) was recorded in the third quarter 2015. Non-cash charges totaled $0.9 million, primarily related to allowances for the risk of uncollectible receivables and fixed asset impairment in Asia and Europe. Cash charges totaled $0.6 million, which consisted of employee severance, extension of benefits, employment assistance programs and other employment-related costs, as well as other restructuring costs.

Although the 2014 Restructuring is substantially complete, there is the potential for additional, but modest, trailing cash and non-cash costs, inclusive of potential reversals of cumulative currency translation adjustments, through mid-2016 upon the complete exit of these businesses.

Since inception, the 2014 Restructuring generated expected permanent annual savings of $10.8 million, or $0.20 per diluted share, which was at the high end of the initial savings range. Pre-tax restructuring savings in the third quarter and first nine months of 2015 were $2.2 million ($0.04 per diluted share) and $7.3 million ($0.14 per diluted share), respectively.

Consolidated Highlights

Third Quarter 2015 versus Third Quarter 2014
(On an adjusted (non-GAAP) basis excluding pre-tax charges for restructuring and acquisition-related expenses)

Consolidated revenues increased 1.8 percent to $356.6 million. Revenues for Infrastructure Solutions declined 2.0 percent to $149.6 million as the expected revenue decline from the restructured international water and wastewater markets were partially offset by a 10 percent revenue increase by Fyfe/Fibrwrap through the completion of a large industrial project and growth in Asia. Revenues for the North America water and wastewater business were in line with a strong prior year quarter. Excluding revenues from the restructured international water and wastewater business, consolidated Company revenues increased 3.3 percent to $354.1 million and Infrastructure Solutions revenues increased 1.3 percent to $147.1 million. Revenues for Corrosion Protection grew 1.0 percent to $121.4 million as revenue growth in pipeline coatings was partially offset by declines in the upstream market, especially Canada, and the impact from certain customer-driven project delays in the North America midstream market. Energy Services grew revenues 10.7 percent to $85.6 million because of continued strong performance in the West Coast downstream refining market, which offset an expected revenue decline in the Central California upstream market in response to the steep reduction in oil prices. Adverse foreign currency translation rates accounted for a $15.2 million, or 4.3 percent, decline in consolidated revenues, which affected Infrastructure Solutions and Corrosion Protection, primarily in Canada, Europe and Australia.

Consolidated adjusted gross profit decreased slightly to $78.8 million. Adjusted gross margins for Infrastructure Solutions expanded 180 basis points to 26.8 percent due to strong execution in the water and wastewater and Fyfe/Fibrwrap businesses in North America and the benefits from the restructured international water and wastewater business. As a result, Infrastructure Solutions adjusted gross profit increased 5.1 percent to $40.1 million. Corrosion Protection adjusted gross margins contracted by 160 basis points to 22.7 percent, resulting in a 5.4 percent decline in gross profit to $27.6 million. Three factors accounted for the decline in gross profit. First, the impact to revenues and margins from the dramatic drop in oil prices. Second, the absence of the large and high-margin Saudi Aramco Wasit project, completed in the fourth quarter 2014. Third, customer-driven project delays in the upstream and midstream markets, which also impacted the cathodic protection business. The impact of low oil prices on the North America upstream segment accounted for a majority of the 190 basis point reduction in gross margins to 13.0 percent for Energy Services. Foreign currency translation adversely impacted Corrosion Protection and Infrastructure Solutions resulting in a $3.3 million decrease in consolidated gross profit.

Consolidated adjusted operating expense declined $0.9 million, or 1.6 percent, to $52.0 million. As a percent of revenues, the consolidated operating expense ratio declined 50 basis points to 14.6 percent. Adjusted operating expense for Infrastructure Solutions decreased 7.1 percent to $22.4 million as a result of savings from the 2014 Restructuring, as well as cost containment efforts. Adjusted operating expense for Corrosion Protection declined 3.7 percent to $20.3 million as a result of cost containment efforts to address current adverse market conditions. Energy Services operating expense increased 21.4 percent to $9.3 million, primarily from the February 2015 Schultz Mechanical acquisition and investments in back office resources to support the expansion of Energy Services’ downstream operations.

Consolidated adjusted operating income increased 2.9 percent to $26.8 million as strong performances from Infrastructure Solutions and the downstream business for Energy Services were partially offset by declines in Corrosion Protection and upstream Energy Services. Infrastructure Solutions’ adjusted operating income grew 26.1 percent to $17.6 million because of revenue growth, strong execution, cost containment efforts and benefits of the 2014 Restructuring. The challenges in the upstream segment were the primary factor for the decline in operating income for Corrosion Protection and Energy Services. Corrosion Protection adjusted operating income declined $0.8 million to $7.3 million, while operating income for Energy Services declined $2.1 million to $1.8 million. Foreign currency translation negatively impacted adjusted operating income by $1.8 million affecting Corrosion Protection and Infrastructure Solutions.

The adjusted effective tax rate increased by 410 basis points to 28.8 percent as a result of a higher proportion of earnings in higher tax jurisdictions, primarily the United States. On a GAAP basis, the effective tax rate was 29.1 percent compared to 7.8 percent in the third quarter 2014 when there was a loss before taxes, and substantially no tax benefits were recorded from the impact of restructuring-related charges.

Cash Flow

Net cash flow provided by continuing operations was $68.5 million in the first nine months of 2015 compared to $8.7 million provided in prior year period. Net changes in working capital was a $0.4 million source of cash compared to a $67.6 million use of cash in the prior year period. There was an increase in future vendor payments from strong business volume, while receivables were down significantly as a result of a concerted effort to instill greater billing and collection discipline across the Company. Days sales outstanding on receivables decreased approximately 23 days from the prior year period. Additionally, several large deposits related to pipe coating projects were received during the first nine months of 2015, which accounted for a portion of the decrease in days sales outstanding.

Net cash flow used by investing activities was $29.3 million in the first nine months of 2015 compared to $16.9 million used in the same period in 2014. The Company used $6.9 million, net of cash acquired, for the acquisition of Schultz Mechanical Contractors, Inc. earlier this year. Capital expenditures were $21.3 million in the first nine months of 2015 compared to $25.1 million in the prior year period. The pace of capital expenditures is lower in 2015 as a result of management efforts to control spending in response to challenging market conditions. In the first quarter 2014, the Company received proceeds of $9.1 million for the sale of the Company’s 49 percent ownership interest in Bayou Coating, L.L.C., following the majority partner’s exercise of its buy-out right.

Net cash flows from financing activities used $42.3 million in the first nine months of 2015 compared to $27.2 million used in the prior year period. During the first nine months of 2015, the Company used net cash of $20.6 million to repurchase approximately 1.1 million shares of Company common stock through open market purchases and to repurchase shares in connection with the Company’s equity compensation programs. The Company also made $19.7 million in scheduled principal payments on its long-term debt. During the first nine months of 2014, the Company used net cash of $22.4 million to repurchase stock and $15.5 million to pay down the principal balance on its long-term debt.

Net cash flow for the first nine months of 2015 was an outflow of $7.4 million, which included a $4.4 million negative impact from currency exchange rate changes. This compares to an outflow of $42.1 million in the first nine months of 2014.

About Aegion

Aegion Corporation is a global leader in infrastructure protection and maintenance, providing proprietary technologies and services: (i) to protect against the corrosion of industrial pipelines; (ii) to rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; and (iii) to utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services for a broad range of energy related industries. Aegion’s business activities include manufacturing, distribution, maintenance, construction, installation, coating and insulation, cathodic protection, research and development and licensing. More information about Aegion can be found on our internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Aegion’s forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend, “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of Aegion’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 2, 2015, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share from continuing operations. The non-GAAP earnings per share in the third quarter and first nine months of 2015 exclude certain charges related to the 2014 Restructuring and acquisition-related expenses. The non-GAAP earnings per share in the third quarter and first nine months of 2014 exclude certain charges related to the 2014 Restructuring, the loss on sale of the Company’s 49 percent interest in Bayou Coating, L.L.C., losses from discontinued operations and acquisition-related expenses. Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion’s operations because Aegion’s management believes such non-GAAP information allows management to more accurately compare Aegion’s ongoing performance across periods. As such, Aegion’s management believes that providing non-GAAP financial information to Aegion’s investors is useful because it allows investors to evaluate Aegion’s performance using the same methodology and information used by Aegion management.

Aegion®, the Aegion® logo, Insituform®, Fibrwrap®, Fyfe® and Brinderson® are registered trademarks of Aegion Corporation and its affiliates.

CONTACT:	Aegion Corporation
David A. Martin, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share information)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$356,595	$350,138	$1,002,857	$979,240
Cost of revenues	279,474	286,199	794,493	782,320
Gross profit	77,121	63,939	208,364	196,920
Operating expenses	51,554	66,977	157,964	169,666
Definite-lived intangible asset impairment	—	10,896	—	10,896
Acquisition-related expenses	457	—	780	539
Restructuring charges	172	—	1,034	—
Operating income (loss)	24,938	(13,934)	48,586	15,819
Other income (expense):
Interest expense	(3,144)	(3,258)	(9,365)	(9,693)
Interest income	25	102	229	479
Other	(359)	(367)	(2,360)	(1,830)
Total other expense	(3,478)	(3,523)	(11,496)	(11,044)
Income (loss) before taxes on income	21,460	(17,457)	37,090	4,775
Taxes (benefit) on income (loss)	6,237	(1,356)	11,647	4,217
Income (loss) before equity in earnings of affiliated companies	15,223	(16,101)	25,443	558
Equity in earnings of affiliated companies	—	—	—	677
Income (loss) from continuing operations	15,223	(16,101)	25,443	1,235
Loss from discontinued operations	—	(130)	—	(626)
Net income (loss)	15,223	(16,231)	25,443	609
Non-controlling interests	(473)	(823)	(650)	(880)
Net income (loss) attributable to Aegion Corporation	$14,750	$(17,054)	$24,793	$(271)

Earnings per share attributable to Aegion Corporation:
Basic:
Income (loss) from continuing operations	$0.41	$(0.45)	$0.68	$0.01
Loss from discontinued operations	—	—	—	(0.02)
Net income (loss)	$0.41	$(0.45)	$0.68	$(0.01)
Diluted:
Income (loss) from continuing operations	$0.40	$(0.45)	$0.67	$0.01
Loss from discontinued operations	—	—	—	(0.02)
Net income (loss)	$0.40	$(0.45)	$0.67	$(0.01)

Weighted average shares outstanding - Basic	36,245,193	37,406,061	36,670,565	37,752,472
Weighted average shares outstanding - Diluted	36,581,829	37,406,061	36,960,586	38,112,789

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended September 30, 2015

	As Reported (GAAP)	Restructuring-Related Charges(1)	Acquisition-Related Expenses(2)	As Adjusted (Non-GAAP)
Affected Line Items:
Cost of revenues	$279,474	$(1,661)	$—	$277,813
Gross profit	77,121	1,661	—	78,782
Operating expenses	51,554	443	—	51,997
Acquisition-related expenses	457	—	(457)	—
Restructuring charges	172	(172)	—	—
Operating income	24,938	1,390	457	26,785
Other income (expense):
Interest expense	(3,144)	42	—	(3,102)
Other	(359)	66	—	(293)
Income before taxes on income	21,460	1,498	457	23,415
Taxes on income	6,237	325	184	6,746

Income from continuing operations attributable to Aegion Corporation (3)	14,750	1,173	273	16,196

Diluted earnings per share:
Income from continuing operations attributable to Aegion Corporation (3)	$0.40	$0.03	$0.01	$0.44
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(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,661 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of ($443) related to the reversal of reserves for potentially uncollectable receivables, early lease termination costs, and other restructuring charges; (iii) pre-tax restructuring charges of $172 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (iv) charges of $108 related to the write-off of certain other assets.

(2)	Includes non-GAAP adjustments related to expenses incurred in connection with potential acquisition activity pursued by the Company during the period.

(3)	Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Quarter Ended September 30, 2014

	As Reported (GAAP)	Restructuring-Related Charges (1)	As Adjusted (Non-GAAP)
Affected Line Items:
Cost of revenues	$286,199	$(14,940)	$271,259
Gross profit	63,939	14,940	78,879
Operating expenses	66,977	(14,117)	52,860
Definite-lived intangible asset impairment	10,896	(10,896)	—
Operating income (loss)	(13,934)	39,953	26,019
Income (loss) before taxes on income	(17,457)	39,953	22,496
Taxes (benefit) on income (loss)	(1,356)	6,917	5,561

Income (loss) from continuing operations attributable to Aegion Corporation (2)	(16,924)	33,036	16,112

Diluted earnings per share:
Income (loss) from continuing operations attributable to Aegion Corporation (2)	$(0.45)	$0.88	$0.43
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(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring and impairment related charges for cost of revenues of $14,940 related to the write-down of long-lived assets, inventory obsolescence and write-off of certain other assets; (ii) operating expenses of $14,117 related to the write-down of long-lived assets, reserves for potentially uncollectable receivables, write-off of certain other assets and accrued expenses; and (iii) impairment of definite-lived intangible assets of $10,896 related to Bayou’s reporting unit.

(2)	Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Nine Months Ended September 30, 2015

	As Reported (GAAP)	Restructuring-Related Charges(1)	Acquisition-Related Expenses(2)	As Adjusted (Non-GAAP)
Affected Line Items:
Cost of revenues	$794,493	$(2,643)	$—	$791,850
Gross profit	208,364	2,643	—	211,007
Operating expenses	157,964	(4,190)	—	153,774
Acquisition-related expenses	780	—	(780)	—
Restructuring charges	1,034	(1,034)	—	—
Operating income	48,586	7,867	780	57,233
Other income (expense):
Interest expense	(9,365)	126	—	(9,239)
Other	(2,360)	2,736	—	376
Income before taxes on income	37,090	10,729	780	48,599
Taxes on income	11,647	1,917	313	13,877

Income from continuing operations attributable to Aegion Corporation (3)	24,793	8,812	467	34,072

Diluted earnings per share:
Income from continuing operations attributable to Aegion Corporation (3)	$0.67	$0.24	$0.01	$0.92
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(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,643 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,190 related to reserves for potentially uncollectable receivables, early lease termination costs, and other restructuring charges; (iii) pre-tax restructuring charges of $1,034 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (iv) charges of $2,862 related to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in France.

(2)
Includes the following non-GAAP adjustments: (i) expenses incurred in connection with the Company’s acquisition of Schultz Mechanical Contractors, Inc.; and (ii) other potential acquisition activity pursued by the Company during the period.

(3)	Includes non-controlling interests.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except share and per share information)

For the Nine Months Ended September 30, 2014

	As Reported (GAAP)	Restructuring-Related Charges(1)	Acquisition-Related Expenses(2)	Loss on Sale of Bayou Coating(3)	As Adjusted (Non-GAAP)
Affected Line Items:
Cost of revenues	$782,320	$(14,940)	$—	$—	$767,380
Gross profit	196,920	14,940	—	—	211,860
Operating expenses	169,666	(14,117)	—	—	155,549
Definite-lived intangible asset impairment	10,896	(10,896)	—	—	—
Acquisition-related expenses	539	—	(539)	—	—
Operating income	15,819	39,953	539	—	56,311
Other income (expense):
Other	(1,830)	—	—	472	(1,358)
Income before taxes on income	4,775	39,953	539	472	45,739
Taxes on income	4,217	6,917	214	194	11,542

Income from continuing operations attributable to Aegion Corporation (4)	355	33,036	325	278	33,994

Diluted earnings per share:
Income from continuing operations attributable to Aegion Corporation (4)	$0.01	$0.87	$0.01	$0.01	$0.89
_________________________________

(1)
Includes the following non-GAAP adjustments: (i) pre-tax restructuring and impairment related charges for cost of revenues of $14,940 related to the write-down of long-lived assets, inventory obsolescence and write-off of certain other assets; (ii) operating expenses of $14,117 related to the write-down of long-lived assets, reserves for potentially uncollectable receivables, write-off of certain other assets and accrued expenses; and (iii) impairment of definite-lived intangible assets of $10,896 related to Bayou’s reporting unit.

(2)
Includes the following non-GAAP adjustments: (i) expenses incurred in connection with the 2013 acquisition of Brinderson, L.P.; and (ii) other potential acquisition activity pursued by the Company during the period.

(3)
Includes non-GAAP adjustments related to a loss on the sale of the Company’s 49 percent interest in Bayou Coating, L.L.C. The difference between the Company’s recorded gross equity in earnings of affiliated companies of approximately $1,200 and the final equity distribution settlement of $700 resulted in a loss of approximately $500.

(3)	Includes non-controlling interests and equity in earnings of affiliated companies.

Segment Reporting
Infrastructure Solutions

(in thousands)	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$149,606	$—	$149,606	$152,628	$—	$152,628
Cost of revenues	111,178	(1,661)	109,517	118,069	(3,602)	114,467
Gross profit	38,428	1,661	40,089	34,559	3,602	38,161
Gross profit margin	25.7%		26.8%	22.6%		25.0%
Operating expenses	22,001	443	22,444	38,288	(14,117)	24,171
Restructuring charges	172	(172)	—	—	—	—
Operating income (loss)	16,255	1,390	17,645	(3,729)	17,719	13,990
Operating margin	10.9%		11.8%	(2.4)%		9.2%
_________________________________

(1)
Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectable receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

(2)
Includes non-GAAP adjustments related to pre-tax restructuring charges associated with inventory obsolescence, reserves for potentially uncollectable receivables and write-off of certain other assets and accrued expenses.

Corrosion Protection

(in thousands)	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$121,392	$—	$121,392	$120,157	$—	$120,157
Cost of revenues	93,797	—	93,797	102,315	(11,338)	90,977
Gross profit	27,595	—	27,595	17,842	11,338	29,180
Gross profit margin	22.7%		22.7%	14.8%		24.3%
Operating expenses	20,252	—	20,252	21,028	—	21,028
Definite-lived intangible asset impairment	—	—	—	10,896	(10,896)	—
Acquisition-related expenses	457	(457)	—	—	—	—
Operating income (loss)	6,886	457	7,343	(14,082)	22,234	8,152
Operating margin	5.7%		6.0%	(11.7)%		6.8%
_________________________________

(1)	Includes non-GAAP adjustments related to expenses incurred in conjunction with potential acquisition activity pursued by the Company during the period.

(2)
Includes non-GAAP adjustments related to pre-tax restructuring and impairment-related charges for Bayou’s operation for the write-down of long-lived assets and the impairment of definite-lived intangible assets.

Energy Services

(in thousands)	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)

Revenues	$85,597	$—	$85,597	$77,353	$—	$77,353
Cost of revenues	74,499	—	74,499	65,815	—	65,815
Gross profit	11,098	—	11,098	11,538	—	11,538
Gross profit margin	13.0%		13.0%	14.9%		14.9%
Operating expenses	9,301	—	9,301	7,661	—	7,661
Operating income	1,797	—	1,797	3,877	—	3,877
Operating margin	2.1%		2.1%	5.0%		5.0%

Infrastructure Solutions

(in thousands)	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$421,170	$—	$421,170	$422,212	$—	$422,212
Cost of revenues	315,096	(2,643)	312,453	326,148	(3,602)	322,546
Gross profit	106,074	2,643	108,717	96,064	3,602	99,666
Gross profit margin	25.2%		25.8%	22.8%		23.6%
Operating expenses	69,339	(4,190)	65,149	85,459	(14,117)	71,342
Restructuring charges	1,034	(1,034)	—	—	—	—
Operating income	35,701	7,867	43,568	10,605	17,719	28,324
Operating margin	8.5%		10.3%	2.5%		6.7%
_________________________________

(1)
Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reserves for potentially uncollectable receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

(2)
Includes non-GAAP adjustments related to pre-tax restructuring charges associated with inventory obsolescence, reserves for potentially uncollectable receivables and write-off of certain other assets and accrued expenses.

Corrosion Protection

(in thousands)	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$329,157	$—	$329,157	$331,088	$—	$331,088
Cost of revenues	258,846	—	258,846	264,071	(11,338)	252,733
Gross profit	70,311	—	70,311	67,017	11,338	78,355
Gross profit margin	21.4%		21.4%	20.2%		23.7%
Operating expenses	61,531	—	61,531	61,038	—	61,038
Definite-lived intangible asset impairment	—	—	—	10,896	(10,896)	—
Acquisition-related expenses	457	(457)	—	197	(197)	—
Operating income (loss)	8,323	457	8,780	(5,114)	22,431	17,317
Operating margin	2.5%		2.7%	(1.5)%		5.2%
_________________________________

(1)	Includes non-GAAP adjustments related to expenses incurred in conjunction with potential acquisition activity pursued by the Company during the period.

(2)
Includes non-GAAP adjustments related to (i) pre-tax restructuring and impairment-related charges for Bayou’s operation for the write-down of long-lived assets and the impairment of definite-lived intangible assets; and (ii) expenses incurred in conjunction with potential acquisition activity pursued by the Company during the period.

Energy Services

(in thousands)	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)

Revenues	$252,530	$—	$252,530	$225,940	$—	$225,940
Cost of revenues	220,551	—	220,551	192,101	—	192,101
Gross profit	31,979	—	31,979	33,839	—	33,839
Gross profit margin	12.7%		12.7%	15.0%		15.0%
Operating expenses	27,094	—	27,094	23,169	—	23,169
Acquisition-related expenses	323	(323)	—	342	(342)	—
Operating income	4,562	323	4,885	10,328	342	10,670
Operating margin	1.8%		1.9%	4.6%		4.7%
_________________________________

(1)	Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company’s acquisition of Schultz Mechanical Contractors, Inc. during the period.

(2)	Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company’s acquisition of Brinderson, L.P. during the period.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$167,584	$174,965
Restricted cash	4,130	2,075
Receivables, net of allowances of $18,484 and $19,307, respectively	223,249	227,481
Retainage	38,210	38,318
Costs and estimated earnings in excess of billings	108,426	94,045
Inventories	53,579	59,192
Prepaid expenses and other current assets	58,799	42,046
Total current assets	653,977	638,122
Property, plant & equipment, less accumulated depreciation	160,203	168,213
Other assets
Goodwill	293,149	293,023
Identified intangible assets, less accumulated amortization	177,307	182,273
Deferred income tax assets	2,899	3,334
Other assets	9,250	10,708
Total other assets	482,605	489,338
Total Assets	$1,296,785	$1,295,673

Liabilities and Equity
Current liabilities
Accounts payable	$82,696	$83,285
Accrued expenses	111,706	111,617
Billings in excess of costs and estimated earnings	73,734	43,022
Current maturities of long-term debt and line of credit	28,586	26,399
Total current liabilities	296,722	264,323
Long-term debt, less current maturities	327,931	351,076
Deferred income tax liabilities	26,113	22,913
Other non-current liabilities	11,282	12,276
Total liabilities	662,048	650,588

Equity
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 36,247,231 and 37,360,515, respectively	362	374
Additional paid-in capital	203,298	217,289
Retained earnings	458,434	433,641
Accumulated other comprehensive loss	(44,544)	(24,669)
Total stockholders’ equity	617,550	626,635
Non-controlling interests	17,187	18,450
Total equity	634,737	645,085
Total Liabilities and Equity	$1,296,785	$1,295,673

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	For the Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$25,443	$609
Loss from discontinued operations	—	626
	25,443	1,235
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	32,046	32,984
Gain on sale of fixed assets	(1,023)	(65)
Equity-based compensation expense	6,847	4,201
Deferred income taxes	1,799	(3,797)
Equity in earnings of affiliated companies	—	(677)
Non-cash restructuring charges	2,127	17,187
Fixed asset impairment	—	11,870
Definite-lived intangible asset impairment	—	10,896
Loss on sale of Video Injection - Insituform SAS	2,864	—
Loss on sale of interests in Bayou Coating, LLC	—	472
Loss on foreign currency transactions	284	149
Other	(860)	881
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash related to operating activities	(2,215)	(142)
Return on equity of affiliated companies	—	684
Receivables net, retainage and costs and estimated earnings in excess of billings	(24,738)	(83,383)
Inventories	3,514	(4,732)
Prepaid expenses and other assets	(17,374)	(5,009)
Accounts payable and accrued expenses	7,023	19,679
Billings in excess of costs and estimated earnings	31,979	5,832
Other operating	810	430
Net cash provided by operating activities of continuing operations	68,526	8,695
Net cash used in operating activities of discontinued operations	—	(90)
Net cash provided by operating activities	68,526	8,605

Cash flows from investing activities:
Capital expenditures	(21,337)	(25,118)
Proceeds from sale of fixed assets	1,706	1,140
Patent expenditures	(1,643)	(1,988)
Purchase of Schultz Mechanical Contractors, Inc.	(6,878)	—
Proceeds from sale of interests in Bayou Coating, L.L.C.	—	9,065
Payment to Fyfe Asia sellers for final net working capital	(1,098)	—
Net cash used in investing activities of continuing operations	(29,250)	(16,901)
Net cash provided by investing activities of discontinued operations	—	90
Net cash used in investing activities	(29,250)	(16,811)

Cash flows from financing activities:
Proceeds from issuance of common stock upon stock option exercises, including tax effects	1,299	8,615
Repurchase of common stock	(21,941)	(31,051)
Distributions to non-controlling interests	(472)	—
Purchase of non-controlling interest	—	(617)
Payment of earnout related to acquisition of CRTS, Inc.	(684)	—
Proceeds on notes payable	1,505	1,284
Principal payments on notes payable	(1,875)	—
Proceeds from line of credit	26,000	10,000
Principal payments on long-term debt	(46,122)	(15,477)
Net cash used in financing activities	(42,290)	(27,246)
Effect of exchange rate changes on cash	(4,367)	(6,652)
Net decrease in cash and cash equivalents for the period	(7,381)	(42,104)
Cash and cash equivalents, beginning of year	174,965	158,045
Cash and cash equivalents, end of period	$167,584	$115,941